Exhibit 99.1

FOR IMMEDIATE RELEASE

Cerner to Acquire Siemens Health Services for $1.3 Billion

Acquisition to further industry innovation with a combined $650 million annual R&D investment
Complementary client bases expand global presence
Cerner and Siemens AG to combine strengths to deliver new solutions through $100 million strategic alliance

KANSAS CITY, Mo. - Aug. 5, 2014 - Cerner Corporation (Nasdaq:CERN) and Siemens AG today announced they signed a definitive agreement for Cerner to acquire the assets of Siemens’ health information technology business unit, Siemens Health Services, for $1.3 billion in cash. By combining investments in R&D, knowledgeable resources, and complementary client bases, the acquisition creates scale for future innovation. As part of the agreement, Cerner and Siemens will form a strategic alliance to bring new solutions to market that combine Cerner’s health IT leadership and Siemens’ strengths in medical devices and imaging.

“We believe this is an all-win situation for the clients of both organizations and all of our associates and shareholders,” said Neal Patterson, Cerner chairman, CEO and co-founder. “Through more than $4 billion of cumulative investments in R&D, Cerner has established a strong market standing and is positioned for continued growth. Siemens’ health care IT assets provide additional scale, R&D, an impressive client base, and knowledgeable and experienced associates who will help Cerner achieve our plans for the next decade. In addition, the alliance we’re creating will drive the next generation of innovations that embed information from the EMR inside advanced diagnostic and therapeutic technologies, benefitting our shared clients.”

Based on 2014 estimates, Cerner and Siemens Health Services have combined totals of more than:

•	20,000 associates in more than 30 countries

•	18,000 client facilities, including some of the largest health care organizations in their respective countries

•	$4.5 billion of annual revenue

•	$650 million of annual R&D investment

The transaction is expected to be more than $0.15 accretive to Cerner’s non-GAAP diluted EPS in 2015, and more than $0.25 accretive in 2016. Non-GAAP earnings are expected to exclude share-based compensation expense, one-time transaction costs, and acquisition-related amortization and deferred revenue adjustments.

“We are excited to join with one of the most competitive companies in health IT today, and a recognized leader in innovation,” said John Glaser, Ph.D., CEO of the Health Services business unit of Siemens Healthcare. “Siemens cares deeply about its clients and believes Cerner is the best organization to fully support their health IT needs going forward. The knowledge and strength of our combined resources opens up great possibilities for future collaboration and development, which is exciting for all of us. And our clients will benefit from our alignment with a company that has such a strong historical and future commitment to rapid innovation.”

Cerner has a 35-year history of creating value for clients by providing innovative solutions and services that help health care providers around the world increase safety, improve quality and reduce waste. Cerner is well-positioned to help clients be leaders in health care delivery and population health management today and tomorrow. The company’s competitive market position, combined with significant investments in R&D, understanding of advances in science and IT, as well as health care regulatory and industry shifts, enable it to help clients succeed.

“We have tremendous respect for Siemens’ clients, their markets and their needs,” said Patterson. “We look forward to bringing them into the Cerner family, especially as they face increasingly complex clinical and regulatory environments, with mandates to improve quality and pressures to lower cost. We pride ourselves on helping clients navigate changing times so they can be leaders in providing care to their communities. We’re committed to supporting Siemens’ clients, and we want them to have confidence that we have the vision, scale and resources to help them achieve their plans for building their organizations’ futures.”

Following the acquisition, support for Siemens Health Services core platforms will remain in place. Current implementations will continue, and Cerner plans to support and advance the Soarian platform for at least the next decade. Cerner will work with all clients to support their short-term and long-term business needs.

Global Alliance
Cerner and Siemens will create a strategic alliance to jointly invest in innovative projects that integrate health IT with medical technologies for the purpose of enhancing workflows and improving clinical outcomes. Each company will contribute up to $50 million to fund projects of shared importance to both companies and their clients.

The alliance has a three-year initial term. Advanced workflows along with medical images and their unique role in diagnostic and therapeutic decision-making, will be an early focus of the joint work.

“Siemens is very innovative around imaging, diagnostic and therapeutic technologies and processes,” said Patterson. “Medical technologies generate mountains of images and other data that must be stored, accessed, visualized and interpreted intelligently. In addition, advanced diagnostic and therapeutic processes are enhanced by presenting EMR data at just the right moment and in the right context. Together we will innovate at the edge where IT, processes and technologies meet.”

Transaction Summary
Cerner intends to finance the acquisition with cash on hand. The acquisition is expected to close in the first quarter of 2015, subject to regulatory approval and other customary conditions. The transaction has been approved by the boards of Cerner and Siemens.

Greenhill & Co. is acting as financial advisor to Cerner, and Latham & Watkins LLP is acting as its legal counsel. JP Morgan is acting as financial advisor to Siemens, and Clifford Chance LLP is acting as its legal advisor.

Conference Call
Cerner will host a conference call for the investment community to discuss the acquisition at 4p.m. CT on Tuesday, Aug. 5. The dial-in number for the conference call is (617) 614-4909; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 8 p.m. CT, Aug. 5 through 11:59 p.m. CT, Aug. 12. The dial-in number for the re-broadcast is (617) 801-6888; the passcode is 94618496.

A webcast and slides that will be discussed on the call will be available on Cerner’s website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).

About Cerner
Cerner's health information technologies connect people, information, and systems, at approximately 14,000 facilities worldwide. Recognized for innovation, Cerner solutions assist clinicians in making care decisions and enable organizations to manage the health of populations. The company provides clients with a wide range of in-house services, as well as an integrated clinical and financial system to help organizations manage revenue. Cerner's mission is to contribute to the systemic improvement of health care delivery and the health of communities. Nasdaq: CERN. For more information about Cerner, please visit www.cerner.com, check out our blog at www.cerner.com/blog and connect with us on Twitter at http://www.twitter.com/cerner and on Facebook at www.facebook.com/cerner.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries. All other non-Cerner marks are the property of their respective owners.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. Statements relating to the expected benefits of the proposed transaction and Cerner’s post-transaction plans, objectives, expectations and intentions are examples of such forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner’s management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. In many instances, the words “plans”, “estimates”, “intends”, “believe”, “position”, "expects", "will" or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: risks inherent with business acquisitions and integrations such as difficulties and operational and financial risks associated with integrating Cerner and the acquired business; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreements; the risk that the necessary regulatory approvals may not be obtained in a timely manner or may be obtained subject to conditions that are not anticipated; the risk of uncertainty as to timing of the consummation of the acquisition; risks that any of the closing conditions to the proposed transaction may not be satisfied or may not be satisfied in a timely manner; risks related to disruption of management time from ongoing business operations due to the proposed transaction; failure to realize the synergies and other benefits expected from the proposed transaction; risk that the assets and business acquired may not continue to be commercially successful; the effect of the announcement of the proposed transaction and the transaction itself on the ability of Cerner to retain customers and retain and hire key personnel and maintain relationships with key suppliers; unexpected costs, charges or expenses resulting from the transaction; and litigation or claims relating to the transaction or the acquired assets and business. Additional discussion of other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

Contacts
US Media: Kate O’Neill Rauber, +1 913.515.9836, C_ONeillRauber.Kate@Cerner.com
EU Media: Distie Profit, +44 (0)77 8978 1815, Distie.Profit@Cerner.com
Cerner Investors: Allan Kells, (816) 201-2445, akells@cerner.com